Filed Pursuant to Rule 424(b)(5)
File No. 333-253628

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common stock, $0.01 par value per share	$786,984,905	$85,861

(1)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (Registration No. 333-253628), in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)

On November 6, 2020, the registrant filed a prospectus supplement under its prior registration statement on Form S-3 (Registration No. 333-223206) relating to the registrant’s offer and sale from time to time of shares of its common stock under the registrant’s $900,000,000 at-the-market program to which this prospectus supplement relates (the “2020 ATM Program”). As of the date of this prospectus supplement, a total of $786,984,905 of unsold securities remained available under the 2020 ATM Program. Pursuant to Rule 457(p) under the Securities Act, the $98,190 paid by the registrant in connection with the 2020 ATM Program is available to, and is used to, offset the current registration fee in full.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 26, 2021)

Up to $900,000,000

COMMON STOCK

We entered into an equity distribution agreement on November 6, 2020 with Robert W. Baird & Co. Incorporated, Berenberg Capital Markets LLC, BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Evercore Group L.L.C., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each a “sales agent” and collectively the “sales agents,” pursuant to which we may offer and sell over a period of time and from time to time through the sales agents up to $900,000,000 aggregate offering price of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. Of that amount, we have sold shares of our common stock having an aggregate offering price of $113,015,095 as of the date of this prospectus supplement, pursuant to a Registration Statement on Form S-3 (File No. 333-223206) filed on February 23, 2018 and a prospectus supplement dated November 6, 2020. Accordingly, as of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $786,984,905 remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.

Sales of common stock pursuant to this prospectus supplement and the accompanying prospectus, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” transactions as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange (the “NYSE”) at market prices, in block transactions, to or through a market maker, through an electronic communications network, or as otherwise agreed between the applicable sales agent and us. None of the sales agents is required to sell any specific dollar amount of shares, but each will, subject to the terms and conditions of the equity distribution agreement, use its commercially reasonable efforts to sell the shares offered as instructed by us.

Under the terms of the equity distribution agreement, we also may sell shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of common stock to any sales agent as principal, then we will enter into a separate terms agreement with that sales agent, and we will describe that terms agreement in a separate prospectus supplement or pricing supplement.

Each sales agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as sales agent under the equity distribution agreement. For more information, see “Plan of Distribution” in this prospectus supplement.

Our common stock is listed on the NYSE under the symbol “STOR.” On February 25, 2021, the last sale price of our common stock as reported on the NYSE was $33.86 per share.

We have elected to qualify as a real estate investment trust for U.S. federal income tax purposes (“REIT”). Our charter contains certain restrictions relating to the ownership and transfer of our common stock to assist us, among other purposes, in maintaining our qualification as a REIT, including, subject to certain exceptions, a 9.8% limit, in value or by number of shares, whichever is more restrictive, on the ownership of outstanding shares of our common stock and a 9.8% limit, in value, on the ownership of shares of all classes and series of our outstanding stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common stock involves risks. You should carefully read and consider the information in the section entitled “Risk Factors” included in our in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as may be updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and on page S-2 of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Baird	Berenberg	BMO Capital Markets
BTIG	Capital One Securities	Citigroup
Credit Suisse	Evercore ISI	Goldman Sachs & Co. LLC
J.P. Morgan	Jefferies	KeyBanc Capital Markets
Morgan Stanley	Raymond James	Regions Securities LLC
Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is February 26, 2021

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any authorized free writing prospectus. We have not, and the sales agents have not, authorized anyone to provide you with other information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is correct as of any date other than the date of the document in which it is contained, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold pursuant to this prospectus supplement and the accompanying prospectus at a later date. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We can use this prospectus supplement to sell the securities only if it is accompanied by the prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or documents incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. In addition, information incorporated by reference after the date of this prospectus supplement or the accompanying prospectus may add, update or change information contained in this prospectus supplement or the accompanying prospectus. Any information in such subsequent filings that is inconsistent with this prospectus supplement or the accompanying prospectus will supersede the information in this prospectus supplement or the accompanying prospectus.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference, and you should rely only on the information in such documents. The documents incorporated by reference in the accompanying prospectus are identified under the caption “Information Incorporated by Reference” in the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus, including the information contained or referred to under the caption “Risk Factors” beginning on page S-2 in this prospectus supplement, and our consolidated financial statements and the notes to those statements incorporated by reference in the accompanying prospectus, before making an investment decision.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to “S|T|O|R|E,” “Company,” “we,” “us” and “our” refer to STORE Capital Corporation and its subsidiaries.

S|T|O|R|E

S|T|O|R|E is an internally managed net-lease REIT that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate (“STORE Property”), which is our target market and the inspiration for our name. A STORE Property is a real property location at which a company operates its business and generates sales and profits, which makes the location a profit center and, therefore, fundamentally important to that business.

Our real estate portfolio is highly diversified. As of December 31, 2020, our 2,634 property locations were operated by 519 customers across the United States. Our customers operate across a wide variety of industries within the service, retail and manufacturing sectors of the U.S. economy, with restaurants, early childhood education centers, health clubs, metal fabrication facilities and automotive repair and maintenance centers representing the top industries in our portfolio.

Taxation as a Real Estate Investment Trust

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our initial taxable year ended December 31, 2011. To continue to qualify as a REIT, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, that our income be derived primarily from real estate assets and that we distribute at least 90% of our REIT taxable income (other than our net capital gains) to our stockholders annually.

Corporate Information

Our principal executive offices are located at 8377 E. Hartford Drive, Suite 100, Scottsdale, Arizona 85255. Our main telephone number is (480) 256-1100. Our website is www.storecapital.com. The information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing we submit to the SEC.

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RISK FACTORS

Investing in our common stock involves risks. Before you invest in our common stock, you should carefully consider the risk factors incorporated by reference in the accompanying prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated therein by reference, and as updated by our filings under the Exchange Act made on or after the date of this prospectus supplement, and after the period covered by such Annual Report and which are deemed incorporated by reference in the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” in this prospectus supplement and “Information Incorporated by Reference” in the accompany prospectus. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations and prospects and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our common stock. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference are those that we currently believe may materially affect us. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations and prospects. Certain statements in this prospectus supplement constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). In particular, forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, include, among others, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, triple-net leases of freestanding, single-tenant properties, and expected liquidity needs and sources (including the ability to obtain financing or raise capital). When used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, the words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words, and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effects of the COVID-19 pandemic, and federal, state and/or local regulatory guidelines and private business actions to control it, on our financial condition, operating results and cash flows, our customers, the real estate market in which we operate, the global economy and the financial markets. The extent to which the COVID-19 pandemic will continue to impact us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, and the resulting economic impacts and potential changes in customer behavior, among others.

The following risks, among others, which may be further heightened by the COVID-19 pandemic, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

the factors included in our most recent Annual Report on Form 10-K filed with the SEC, as updated by our filings under the Exchange Act, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the factors set forth under the heading “Risk Factors” beginning on page S-2 of this prospectus supplement;

•	actual or perceived threats associated with epidemics, pandemics, including COVID-19, or public health crises;

•	the performance and financial condition of our customers;

•	our ability to raise debt and equity capital on attractive terms;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for customers in such markets;

•	potential defaults (including bankruptcy or insolvency) on, or non-renewal of, leases by customers;

•	decreased rental rates or increased vacancy rates;

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•	real estate acquisition risks, including our ability to identify and complete acquisitions and/or failure of such acquisitions to perform in accordance with projections;

•	potential natural disasters and other liabilities and costs associated with the impact of climate change;

•	litigation, including costs associated with defending claims against us as a result of incidents on our properties, and any adverse outcomes;

•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws;

•	the impact of changes in the tax code as a result of federal tax legislation and uncertainty as to how such changes may be applied;

•

financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and that we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms, if at all;

•	lack of or insufficient amounts of insurance;

•	our ability to maintain our qualification as a REIT;

•	our ability to retain key personnel; and

•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to any forward-looking statement that may be made to reflect events or circumstances after the date as of which that forward-looking statement speaks or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur as described, or at all.

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USE OF PROCEEDS

We intend to use the net proceeds from this offering, after deducting the sales agents’ commissions and our offering expenses, to fund property acquisitions, to repay indebtedness, including amounts outstanding under our unsecured revolving credit facility, for working capital and other general corporate purposes, or a combination of the foregoing.

Our unsecured revolving credit facility has a current maximum availability of $600 million (the facility includes an accordion feature that allows the size of the facility to be increased up to $1.4 billion, subject to certain conditions), matures in February 2022 and includes two six-month extension options, subject to certain terms and conditions, and bears interest at an annual rate selected by us equal to either (1) the London Interbank Offered Rate plus an applicable margin ranging from 0.825% to 1.55% (depending on our credit rating), or (2) the “Base Rate,” as defined in the credit agreement, plus an applicable margin ranging from 0.00% to 0.55% (depending on our credit rating). As of December 31, 2020, there were no amounts outstanding under the unsecured revolving credit facility. The proceeds from the borrowings under the unsecured revolving credit facility were used to temporarily fund our real estate acquisitions and for working capital and other general corporate purposes.

Pending the permanent use of the net proceeds to us from this offering, we intend to invest the proceeds in interest-bearing, short-term investment grade securities, money-market accounts or other investments that are consistent with our intention to maintain our qualification as a REIT for federal income tax purposes.

Affiliates of certain sales agents are lenders under our unsecured revolving credit facility. To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our credit facility, these sales agents or their affiliates will receive their proportionate share of any amount of our credit facility that is repaid with the net proceeds from this offering. See “Plan of Distribution.”

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PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with the sales agents under which we may, from time to time, offer and sell shares of our common stock having an aggregate offering price of up to $900,000,000. As of the date of this prospectus supplement, we have sold shares of our common stock having an aggregate offering price of $113,015,095 under the equity distribution agreement, with shares of common stock having an aggregate offering price of up to $786,984,905 remaining available for sale under the equity distribution agreement. We have filed the equity distribution agreement as an exhibit to our Registration Statement on Form S-3 (Registration No. 333-253628) of which this prospectus supplement is a part. Sales of common stock pursuant to the equity distribution agreement, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” transactions as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions through the facilities of the NYSE at market prices, in block transactions, to or through a market maker, through an electronic communications network or as otherwise agreed between the applicable sales agent and us. The sales agents will not engage in any transactions that stabilize the price of our common stock.

Under the terms of the equity distribution agreement, we also may sell shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to any sales agent as principal, then we will enter into a separate terms agreement with that sales agent, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

We may sell our common stock through only one sales agent on any particular trading day, and we will designate the maximum amount of common stock to be sold through the applicable sales agent, as we and that sales agents agree, and the minimum price per share at which such common stock may be sold. None of the sales agents is required to sell, on our behalf, any specific dollar amount of shares, but each will, subject to the terms and conditions of the equity distribution agreement, use its commercially reasonable efforts to sell the shares of common stock as instructed by us. We may instruct the sales agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in the applicable sales instruction. We or the sales agents may suspend the offering of common stock at any time and from time to time by notifying the other party.

The applicable sales agent will provide written confirmation to us following the close of trading on the NYSE each day on which shares of our common stock are sold through that sales agent under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales proceeds, the net proceeds to us (after transaction fees, if any, but before other expenses) and the compensation payable by us to the applicable sales agent. We will report at least quarterly the number of shares of common stock we sell through the sales agents pursuant to the equity distribution agreement, the net proceeds to us (before expenses) and the compensation that we pay to the sales agents in connection with those sales. The offering of the shares by the sales agents is subject to receipt and acceptance and subject to the sales agents’ right to reject any order in whole or in part.

We will pay each sales agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as sales agent under the equity distribution agreement. We estimate that the total expenses payable by us relating to this offering, excluding the sales agents’ commissions, will be approximately $700,000. Under certain circumstances, we have agreed to reimburse the sales agents for certain of their out-of-pocket expenses up to $100,000.

Sales of common stock pursuant to this prospectus supplement and the accompanying prospectus will, unless we and the applicable sales agent agree otherwise, settle on the second business day following the date on which those sales are made, at which time we will receive the net proceeds from those sales. There is no arrangement for funds to be received in an escrow or trust or pursuant to a similar arrangement.

If we or any sales agent has reason to believe that shares of our common stock are no longer “actively-traded securities,” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will

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promptly notify the other party and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of:

•	the sale of all common stock available to be sold under the equity distribution agreement; and

•	the termination of the equity distribution agreement, in accordance with its terms, by us or the sales agents.

In connection with the sale of common stock on our behalf, the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents and their respective control persons against certain liabilities, including liabilities under the Securities Act.

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us, and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Affiliates of BMO Capital Markets Corp., Capital One Securities, Inc., KeyBanc Capital Markets Inc., Regions Securities LLC and Truist Securities, Inc. (F/K/A SunTrust Robinson Humphrey, Inc.) are agents and lenders under our $100 million two-year unsecured term loan issued March 2017, and affiliates of BMO Capital Markets Corp., Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Regions Securities LLC, Truist Securities, Inc. (F/K/A SunTrust Robinson Humphrey, Inc.) and Wells Fargo Securities, LLC are agents and lenders under our $100 million five-year unsecured term loan issued April 2016.

In addition, affiliates of BMO Capital Markets Corp., Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Truist Securities, Inc. (F/K/A SunTrust Robinson Humphrey, Inc.) and Wells Fargo Securities, LLC are lenders under our unsecured credit facility. In their capacities as lenders under the term loans and revolving credit facility, these sales agents or their affiliates have received, or will receive, certain customary fees and expense reimbursements in the ordinary course of business, and to the extent that we use the net proceeds from this offering to repay amounts outstanding under the credit facility, these sales agents or their affiliates will receive their proportionate share of any amount of the credit facility that is repaid with the net proceeds from this offering.

In the ordinary course of their various business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

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LEGAL MATTERS

Certain legal matters relating to the common stock offered hereby are being passed upon for us by DLA Piper LLP (US). In addition, DLA Piper LLP (US) is rendering an opinion with respect to certain federal income tax matters relating to us. Latham & Watkins LLP, Los Angeles, California, is counsel for the sales agents in connection with this offering.

EXPERTS

The consolidated financial statements of STORE Capital Corporation appearing in STORE Capital Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including schedules appearing therein), and the effectiveness of STORE Capital Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated in the accompanying prospectus by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated in the accompanying prospectus by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. You can obtain any of the filings incorporated by reference into the accompanying prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into the accompanying prospectus. You should direct requests for those documents to:

STORE Capital Corporation

Attention: Investor Relations

8377 E. Hartford Dr., Suite 100

Scottsdale, Arizona 85255

(480) 256-1100

Our reports and documents incorporated by reference in the accompanying prospectus may also be found in the “Investor Relations” section of our website at www.storecapital.com. However, the information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing we submit to the SEC.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-253628) under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the shares of common stock offered hereby, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement through the SEC’s website. Please be aware that statements in this prospectus supplement or the accompanying prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

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PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Purchase Contracts

Units

Warrants

STORE Capital Corporation or any selling stockholder may offer, issue and sell, from time to time, together or separately, the securities described in this prospectus.

This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we or any selling stockholder may offer in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement, including the documents incorporated by reference, carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus may add, update or change information contained or incorporated by reference in this prospectus.

We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of the securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. We will not receive any of the proceeds from the sale of securities by any selling stockholder.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “STOR.” On February 25, 2021, the last reported sale price of our common stock on the NYSE was $33.86 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (“REIT”). Our charter contains certain restrictions relating to the ownership and transfer of our capital stock to assist us, among other purposes, in maintaining our qualification as a REIT. You should read the information under the section entitled “Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risk. You should carefully read and consider the information in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2021

You should rely only on the information contained in this prospectus, any accompanying prospectus supplement and any authorized free writing prospectus or incorporated by reference herein or therein. We have not authorized anyone to provide you with different or additional information or make any representation that is different. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is correct as of any date after the respective dates of the prospectus and such prospectus supplement, as applicable, even though this prospectus and such prospectus supplement are delivered or securities are sold pursuant to the prospectus and such prospectus supplement at a later date. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

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TRADEMARKS

This prospectus, and accompany prospectus supplements and the documents incorporated by reference in herein or therein may contain references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in such documents may appear without the © or ® or ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained or incorporated by reference in this prospectus and any applicable prospectus supplement is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information they contain has been obtained from third-party sources we believe to be reliable. Our internal data and estimates are based upon our senior leadership team’s analysis of the target market and business sectors in which we operate, as well as information obtained from trade and business organizations and other contacts in our target market and business sectors, and such information has not been verified by any independent sources.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or any selling stockholder to be named in a prospectus supplement may, at any time and from time to time, sell any combination of the securities described in this prospectus in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling stockholder may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities that we or any selling stockholder may offer. Each time we or any selling stockholder sells securities, we will provide a prospectus supplement that contains specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus or the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. In addition, information incorporated by reference after the date of this prospectus or any related prospectus supplement may add, update or change information contained in this prospectus or such prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus or any such prospectus supplement will supersede the information in this prospectus or such prospectus supplement.

This prospectus does not contain all of the information that is important to you. You should read this prospectus and any prospectus supplement together with all free writing prospectuses, if any, that we have authorized for use in connection with the offering and all documents incorporated by reference, and you should rely only on the information contained or incorporated by reference in such documents. The documents incorporated by reference into this prospectus are identified under the caption “Information Incorporated by Reference” in this prospectus.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus, including the information contained or referred to under the caption “Risk Factors” beginning on page 2 of this prospectus before making an investment decision.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “S|T|O|R|E,” “Company,” “we,” “us” and “our” refer to STORE Capital Corporation and its subsidiaries.

S|T|O|R|E

S|T|O|R|E is an internally managed net-lease REIT that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate (“STORE Property”), which is our target market and the inspiration for our name. A STORE Property is a real property location at which a company operates its business and generates sales and profits, which makes the location a profit center and, therefore, fundamentally important to that business.

Our real estate portfolio is highly diversified. As of December 31, 2020, our 2,634 property locations were operated by 519 customers across the United States. Our customers operate across a wide variety of industries within the service, retail and manufacturing sectors of the U.S. economy, with restaurants, early childhood education centers, health clubs, metal fabrication facilities and automotive repair and maintenance centers representing the top industries in our portfolio.

Taxation as a Real Estate Investment Trust

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our initial taxable year ended December 31, 2011. To continue to qualify as a REIT, we must continue to meet certain tests which, among other things, require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gains) to our stockholders annually.

Corporate Information

Our principal executive offices are located at 8377 E. Hartford Drive, Suite 100, Scottsdale, Arizona 85255. Our main telephone number is (480) 256-1100. Our website is www.storecapital.com. The information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing we submit to the SEC.

RISK FACTORS

Investing in our securities involves risks. Before you invest in the securities offered by this prospectus, you should carefully consider the risk factors incorporated by reference in this prospectus, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021, as well as the risks, uncertainties and additional information (i) set forth in our Annual Reports on Forms 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) contained in any accompanying prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Information Incorporated by Reference” and “Where You Can Find More Information.” The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our securities. The risks and uncertainties we discuss in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference are those that we currently believe may materially and adversely affect us. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations and prospects. Some statements in this prospectus constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are incorporated by reference, contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In particular, forward-looking statements in this prospectus, including the documents that are incorporated by reference, include, among others, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, triple-net leases of freestanding, single-tenant properties, and expected liquidity needs and sources (including the ability to obtain financing or raise capital). When used in this prospectus or the documents incorporated by reference, word such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words, and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effects of the COVID-19 pandemic, and federal, state and/or local regulatory guidelines and private business actions to control it, on our financial condition, operating results and cash flows, our customers, the real estate market in which we operate, the global economy and the financial markets. The extent to which the COVID-19 pandemic will continue to impact us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, and the resulting economic impacts and potential changes in customer behavior, among others.

The following risks, among others, which may be further heightened by the COVID-19 pandemic, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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the factors included in our most recent Annual Report on Form 10-K, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the factors set forth under the heading “Risk Factors” beginning on page 2 of this prospectus;

•	actual or perceived threats associated with epidemics, pandemics, including COVID-19, or public health crises;

•	the performance and financial condition of our customers;

•	our ability to raise debt and equity capital on attractive terms;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for customers in such markets;

•	decreased rental rates or increased vacancy rates;

•	potential defaults (including bankruptcy or insolvency) on, or non-renewal of, leases by customers;

•	real estate acquisition risks, including our ability to identify and complete acquisitions and/or failure of such acquisitions to perform in accordance with projections;

•	potential natural disasters and other liabilities and costs associated with the impact of climate change;

•	litigation, including costs associated with defending claims against us as a result of incidents on our properties, and any adverse outcomes;

•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws;

•	the impact of changes in the tax code as a result of federal tax legislation and uncertainty as to how such changes may be applied;

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financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and that we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms, if at all;

•	lack of or insufficient amounts of insurance;

•	our ability to maintain our qualification as a REIT;

•	our ability to retain key personnel; and

•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to any forward-looking statement that may be made to reflect events or circumstances after the date as of which that forward-looking statement speaks or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events included or incorporated by reference in this prospectus might not occur as described, or at all.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying prospectus supplement.

We will not receive any of the proceeds of the sale by any selling stockholder of the securities covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 375,000,000 shares of common stock, $0.01 par value per share, and 125,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. As of December 31, 2020, there were 266,112,676 shares of common stock issued and outstanding, respectively, and no shares of preferred stock issued and outstanding.

Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the provisions of our charter restricting the transfer and ownership of our stock and except as may otherwise be specified in the terms of any other class or series of our stock, holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors, and, except as provided with respect to any other class or series of our stock, the holders of shares of our common stock possess exclusive voting power. Directors are elected by a plurality of the votes cast at the meeting in which directors are being elected. The holders of our common stock do not have cumulative voting rights in the election of directors. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock are entitled to receive dividends as and when authorized by our Board of Directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to share ratably in our remaining assets legally available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. Holders of our common stock generally have no appraisal rights. All shares of our common stock have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future and to the restrictions on ownership and transfer of our stock described below in the section entitled “Restrictions on Ownership and Transfer.”

Under the Maryland General Corporation Law (“MGCL”), a Maryland corporation generally may not amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the company’s charter. As permitted by Maryland law, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our Board of Directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred stock of that series, including:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.

The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of dividends, in which case we could not pay any dividends on our common stock until full dividends have been paid with respect to such preferred stock. Holders of preferred stock will not have any preemptive rights.

The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following, without limitation:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

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the dividend rate(s) or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for, and any restriction on, redemption, if applicable, of the preferred stock;

•	the provisions for, and any restriction on, repurchase, if applicable, of the preferred stock

•	the liquidation preference per share;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

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the terms and conditions, if applicable, upon which the preferred stock will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock on any securities exchange;

•	whether interests in the preferred stock will be represented by depositary shares;

•	if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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any limitations on the issuance of any other series of preferred stock, including any series of preferred stock ranking senior or on parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	information with respect to book-entry procedures, if applicable;

•	in addition to the restrictions described below in the section entitled “Restrictions on Ownership and Transfer,” any other restrictions on the ownership and transfer of the preferred stock; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Power to Increase Authorized Shares of Stock, Reclassify Unissued Shares of Stock and Issue Additional Shares of Common Stock and Preferred Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of common and preferred stock or the number of shares of any class or series of stock that we are authorized to issue.

In addition, our charter authorizes our Board of Directors to classify or reclassify any unissued shares of our common and preferred stock into any class or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to dividends or upon our liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorizes us to issue the newly classified shares. Before authorizing the issuance of shares of any new class or series, our Board of Directors is required by Maryland law and our charter to set, subject to our charter restrictions on transfer and ownership, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock.

These actions may be taken without the approval of holders of our stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. Thus, our Board of Directors could authorize the issuance of shares of common stock with terms and conditions, or preferred stock with priority over our existing common stock with respect to distributions and rights upon liquidation or with other terms and conditions, that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

We believe that the power of our Board of Directors to approve amendments to our charter to increase the aggregate number of authorized shares of stock or the number of shares of stock of any class or series, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

As discussed under “Certain Provisions of Maryland Law and of our Charter And Bylaws,” certain provisions of Maryland law and our charter and bylaws may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC, Brooklyn, New York.

Listing

Our common stock is listed on the NYSE under the symbol “STOR.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued pursuant to an indenture between us and a trustee, which will be named in the applicable supplement to this prospectus. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following its execution. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and we urge you to read the indenture in its entirety.

The following summary describes selected provisions of the form of indenture. This summary does not describe every aspect of the debt securities or the indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including the terms defined in the indenture. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement. Capitalized terms used in the following summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution by our Board of Directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered will set forth the aggregate principal amount and other terms of the debt securities, including, if applicable:

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and any premium and interest, if any, on the debt securities will be payable, and the method of such payment, where debt securities may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we will have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of or premium, if any, and interest on the debt securities will be made;

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if payments of the principal of or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of the principal of or premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or set forth in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the indenture with respect to the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series of debt securities, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. Information on material federal income tax considerations and other special considerations applicable to any of these debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “DTC”), or a nominee of the DTC (which is referred to as a “book-entry debt security”) or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except in limited circumstances, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

You may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the DTC and registered in the name of the DTC or a nominee of the DTC.

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

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we are the surviving person or the successor person (if anyone other than us) is a person that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default (as defined below) shall have occurred and be continuing; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to any entity within our corporate structure.

Events of Default

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Event of Default” means with respect to any series of debt securities, any of the following:

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a default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	a default in the payment of principal of any debt security of that series at its maturity;

•	a default in the deposit of any sinking fund payment, if, when and as due by the terms of the debt securities of that series, and the continuance of such default for a period of 60 days;

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a default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series), and any premium and accrued and unpaid interest on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any premium and accrued and unpaid interest on, all outstanding debt securities of the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default (other than the non-payment of accelerated principal, premium and interest, if any, with respect to debt securities of that series) have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request, and the trustee has (x) not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and (y) failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture will require us to, within 120 days after the end of our fiscal year, furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and is actually known to a responsible officer of the trustee, then the trustee must mail to each holder of the securities of that series notice of a Default or Event of Default within the later of 90 days after it occurs, or 30 days after the trustee obtains actual knowledge thereof. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to evidence the succession of another person to us and the assumption by such successor person of the covenants applicable to us in or pursuant to the indenture and in the debt securities;

•	to secure or provide additional security for all or any debt securities of any series;

•

to add to the covenants applicable to us for the benefit of the holders of all or any debt securities of any series or to surrender any right or power conferred upon us with regard to all or any debt securities of any series;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not materially adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form, terms and conditions of debt securities of any series, as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

to amend the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law; and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities, except as required by law;

•	to add any additional Events of Default for the benefit of the holders of all or any debt securities of any series;

•

to add to, change or eliminate any provision of the indenture in respect of all or any debt securities of any series, provided that such addition, change or elimination shall either (A) (i) not apply to any debt security of any series that was created prior to the execution and delivery of such supplemental indenture; and (ii) not modify the rights of the holder of any such debt security with respect to such provision; or (B) become effective only when there is no debt security outstanding;

•

to conform the text of the indenture or any debt securities of any series to the description of the indenture, such debt securities contained in this prospectus and the applicable prospectus supplement, provided that such supplemental indenture shall apply only to such debt securities; or

•

in the case of any debt securities that, by their terms, may be converted into securities or other property (other than debt securities of the same series and of like tenor), to (A) make provisions with respect to adjustments to the applicable conversion rate of such debt securities as required or permitted by the indenture and the terms of such debt securities; or (B) permit or facilitate the issuance, payment or conversion of such debt securities.

Except to the extent the terms of a series of debt securities otherwise provide with respect to any of such debt securities, we may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, no waiver or amendment may be made without the consent of the holders of each affected debt security then outstanding if that waiver or amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a Default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;

•	waive a redemption payment with respect to any debt security;

•	make any change in the ranking or priority of any debt security that would adversely affect the holders of such debt security; or

•

in the case of any debt security that provides that the holder thereof may require us to repurchase or convert such debt security, impair such holder’s right to require such repurchase or effect such conversion of such Security in accordance with the indenture and the terms of such debt security.

Except in certain circumstances, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us of debt securities of that series with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series. The holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of any series on the 91st day after the date of the deposit referred to below, and the provisions of the indenture, as it relates to such outstanding debt securities of such series, will no longer be in effect, except as to certain specified rights, powers, immunities and provisions. In order to effect such legal defeasance, the following conditions, among others, must be satisfied:

•

subject to certain rights afforded to us, we must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•

no default or Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date; and

•

we must deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be described in the applicable prospectus supplement; and

•

any omission to comply with those covenants, or with certain other Events of Default, will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include the following, among others:

•

subject to certain rights afforded to us, we must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable immediately following an acceleration after the occurrence of any Event of Default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of such acceleration. However, we shall remain liable for those payments.

Regarding the Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF DEPOSITARY SHARES

The following description of shares represented by depositary shares sets forth certain general terms and provisions of deposit agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which are or will be filed with the SEC.

General

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement relating to such series of depositary shares.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date under the terms specified in the deposit agreement and the applicable prospectus supplement. If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to holders of depositary shares.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts will be entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record holders of depositary shares relating to that series of preferred stock. Each holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary shares relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Unless otherwise specified in the deposit agreement and the applicable prospectus supplement, holders of depositary shares will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant holders of depositary shares all of our reports and communications that we are required to furnish to preferred stockholders of any series. The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performing their duties in good faith and without negligence (in the case of any action or inaction in voting preferred stock represented by depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any purchase contract that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. For more information, you should review the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

We may issue warrants to purchase our securities or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	our securities or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code), to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are intended to, among other purposes, assist us in complying with these requirements and qualifying as a REIT. Subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock. We refer to these restrictions, collectively, as the “ownership limit.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock or 9.8% of our outstanding stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquiror or another individual or entity to own our stock in excess of the ownership limit.

Our Board of Directors may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our Board of Directors may, but is not required to, require an opinion of counsel or a ruling from the Internal Revenue Service satisfactory to our Board of Directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our Board of Directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter also prohibits:

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any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons; and

•

any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock, and any person who is the intended transferee of shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our Board of Directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the ownership limit (or other limit established by our charter or our Board of Directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity,” will be null and void.

Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:

•

the price paid by the proposed transferee for the shares (or, if the proposed transferee did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust); and

•	the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.

Shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

•	the market price on the date we accept, or our designee accepts, such offer.

We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our Board of Directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See “Where You Can Find More Information.”

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our Board of Directors but may not be fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15. There is no cumulative voting in the election of directors, and directors are elected by a plurality of all the votes cast in the election of directors.

We have elected by a provision of our charter to be subject to provisions of Maryland law requiring that, except as otherwise provided in the terms of any class or series of our stock, vacancies on our Board of Directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

Amendment to Charter and Bylaws

Except as described herein and as provided in the MGCL, amendments to our charter must be advised by our Board of Directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws may only be amended by (i) our Board of Directors or (ii) any stockholder(s) who comply with the qualification provisions in Article XV of our bylaws by properly submitting a binding proposal to the stockholders for approval at a duly called annual or special meeting. In addition, amendments to the provisions of our bylaws prohibiting our Board of Directors from revoking, altering or amending its resolution exempting any business combination from the “business combination” provisions of the MGCL or exempting any acquisition of our stock from the “control share” provisions of the MGCL without the approval of our stockholders must be approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. Our bylaws provide that this resolution or any other resolution of our Board of Directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our Board of Directors may only adopt any resolution inconsistent with this resolution, with the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock, and this provision of our bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•

a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, except as may be provided by our Board of Directors in setting the terms of any class of series of stock, vacancies on our Board of Directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and that a director elected by the Board of Directors to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our Board of Directors or increase the vote required to remove a director without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our Board of Directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. We do not currently have a classified board and a director may be removed only for cause and by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Special Meetings of Stockholders

Pursuant to our bylaws, our chairman, our chief executive officer, our president or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Corporate Opportunities

Our charter provides that, to the maximum extent permitted by Maryland law, each of our controlling stockholder, its affiliates, each of their representatives, and each of our directors or officers that is an affiliate or designee of our controlling stockholder or its affiliates has the right to, and has no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as us, including those deemed to be competing with us, or (y) directly or indirectly do business with any of our clients, customers or suppliers. In the event that our controlling stockholder or any of its affiliates, or any of their representatives or designees acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us, our controlling stockholder, its affiliates and any of their representatives or designees shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to us or any of our affiliates and shall not be liable to us or any of our affiliates, subsidiaries, stockholders or other equity holders for breach of any duty (contractual or otherwise) by reason of the fact that our controlling stockholder or any of its affiliates, or any of their representatives or designees, directly or indirectly, pursues or acquires such opportunity for themselves, directs such opportunity to another person, or does not present such opportunity to us or any of our affiliates.

Advance Notice of Director Nomination and New Business; Proxy Access

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by any stockholder who was a stockholder of record at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year’s annual meeting.

Our bylaws also permit a stockholder, or a group of up to 20 stockholders, owning at least three percent of the outstanding shares of our common stock continuously for at least the prior three years, to nominate for election to the Board of Directors, and include in the proxy materials for our annual meeting of stockholders, up to the greater of (i) two directors or (ii) 20% of the number of directors then serving on the Board of Directors (rounding down to the closest whole number). The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our Board of Directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting and or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our Board of Directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “Restrictions on Ownership and Transfer” prevent any person from acquiring more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock without the approval of our Board of Directors. These provisions may delay, defer or prevent a change in control.

Further, our Board of Directors has the power to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

Our charter and bylaws also provide that the number of directors may be established only by our Board of Directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “-Special Meetings of Stockholders” and “-Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our Board of Directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our Board of Directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Indemnification Agreements

We entered into an indemnification agreement with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law as described under the caption “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A filed with the SEC, which is incorporated or deemed to be incorporated by reference into this prospectus. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and to the acquisition, ownership and disposition of our common stock. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is based upon, and qualified in its entirety by, the Code, the Treasury regulations, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. For purposes of this discussion, references to “STORE” “we,” “our,” and “us” mean only STORE Capital Corporation, and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies and REITs;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and trusts (and investors therein);

•	persons who, as nominees, hold our stock on behalf of other persons;

•	persons who receive Company stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Company stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	U.S. persons whose functional currency is not the U.S. dollar;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of the Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our initial taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and to operate in this manner.

In connection with the filing of the registration statement of which this prospectus is a part, we have received an opinion of DLA Piper LLP (US) to the effect that commencing with our taxable year ended on December 31, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. DLA Piper LLP (US) has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis through actual operating results, various qualification tests imposed under the Code regarding the composition of our assets and income, distribution levels, and diversity of stock ownership. No assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “-Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “-Failure to Qualify” for any potential tax consequences if we fail to qualify as a REIT.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at preferential rates. With limited exceptions, however, dividends from us or from other entities that are taxed as

REITs are generally not eligible for the preferential rates and will be taxed at rates applicable to ordinary income, subject to certain deductions with respect to ordinary dividends as discussed herein. See “Taxation of Stockholders-Taxation of Taxable Domestic Stockholders-Distributions.”

Net operating losses, foreign tax credits and other tax attributes of REITs generally do not pass through to our stockholders. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at the regular U.S. federal corporate tax rate on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference under some circumstances for taxable years beginning prior to January 1, 2018.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “-Prohibited Transactions” below.

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If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the U.S. federal corporate tax rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “-Foreclosure Property” below.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit or refund for its proportionate share of the tax deemed to have been paid and an adjustment would be made to increase the basis of the stockholder in our stock.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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If we should fail to satisfy the asset tests (other than certain de minimis failures) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

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If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “-Requirements for Qualification-General.”

•	A 100% tax may be imposed on transactions between us and a “taxable REIT subsidiary,” (“TRS”) (as described below) that do not reflect arms-length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such built-in gain (determined as of the date on which we acquired the assets) at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to recognize gain with respect to the disposition of the assets under the applicable Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS recently issued final Treasury regulations that exclude from the application of this built-in gains tax any gain from the sale of property we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code.

•	Our subsidiaries that are C corporations, including our TRS, generally will be required to pay federal corporate income tax on their earnings.

•

If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification-General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856-860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer “individuals” (including certain specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See “-Failure to Qualify.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby have satisfied and will continue to satisfy this requirement.

The Code provides relief from violations of certain of the REIT requirements, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including, in certain cases, the payment of a penalty tax that is based upon the magnitude of the violation. See “-Income Tests” and “-Asset Tests” below. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Ownership of Subsidiary Entities

Partnership Subsidiaries. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets based on our interest in partnership capital (subject to special rules relating to the 10% asset test described below), and to earn our proportionate share of the partnership’s income, for purposes of the gross income and asset tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31,

2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly owned by a REIT. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “-Asset Tests.” Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with any partnerships in which we may hold an equity interest, are sometimes referred to in this prospectus as “pass-through subsidiaries.”

We currently hold substantially all of our real estate assets through a series of pass-through entities, primarily through limited liability companies that we believe will be treated as disregarded entities for U.S. federal income tax purposes. In the future, we may hold investments through entities treated as partnerships for U.S. federal income tax purposes.

In the event that a disregarded subsidiary of ours ceases to be wholly owned-for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours-the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “-Asset Tests” and “-Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our gross income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, except for certain activities relating to lodging and healthcare facilities, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated as prohibited transactions.

We currently own an interest in one TRS and may acquire securities in additional TRSs in the future. On September 16, 2011, we formed STORE Investment Corporation, a Delaware Corporation that is wholly owned by us. We have elected to treat STORE Investment Corporation as a TRS for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” certain hedging transactions and certain foreign currency gains, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (or on interests in real property) (including certain types of mortgage backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains, must be derived from some combination of such income from investments in real property (i.e., certain income that qualifies under the 75% gross income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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The amount of rent must not be based in any way on the net income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is a TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. An example of these services at our properties includes the provision of general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no income to provide customary services, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property and, if an obligation is secured by a mortgage on both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property. In some cases in the event that we invest in a mortgage loan that is secured by both real property and personal property, we may be required to apportion our interest on the loan between interest on an obligation that is secured by real property (or by an interest in real property) and interest on an obligation that is not so secured. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued.

It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances as such relief is subject to IRS discretion. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “-Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% gross income test are subject to the additional asset tests described below.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

Third, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets (25% for taxable years beginning prior to January 1, 2018).

Fifth, not more than 25% of the value of our total assets may be represented by non-qualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership. If we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt or other types of permitted securities, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “-Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of particular securities other than real estate assets. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets at the end of the quarter for which the measurement is calculated, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or any like-kind exchanges that are later determined to be taxable.

In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the five-year period following our acquisition of such asset.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if (a) declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, or (b) declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by the Tax Cuts and Jobs Act to Section 172 of the of the Code, a REIT’s deduction for any NOL carryforwards arising from losses it sustains in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. The Coronavirus Aid, Relief and Economic Security Act, signed into law on March 27, 2019 (the “Cares Act”) temporarily repealed the annual limit of 80% on the amount of taxable income that such NOLs can offset for taxable years beginning before January 1, 2021. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “-Taxation of Stockholders-Taxation of Taxable Domestic Stockholders-Distributions.”

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction, is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of a corporation at the regular U.S. federal corporate tax rate.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our TRS.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property.

We generally will be subject to tax at the U.S. federal corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

As discussed in “-Income Tests” above, we and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, and (3) to hedge previously acquired hedges that we entered into to manage risk associated with liabilities or property that have been extinguished or disposed of, each of which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “-Income Tests” and “-Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax for taxable years beginning prior to January 1, 2018, on our taxable income at regular U.S. federal corporate tax rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable as regular corporate dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

As used in this prospectus, a “domestic stockholder” means a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations.

For taxable years beginning after December 31, 2017 and before January 1, 2026, individual stockholders are generally allowed to deduct up to 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations and holding period and other requirements, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to U.S. federal corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our domestic stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the domestic stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat a domestic stockholder as having received, solely for tax purposes, its pro rata share of our undistributed capital gains, and the domestic stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of the Company-Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Subject to the discussion below on additional Medicare tax on net investment income, long-term capital gains are generally taxable at maximum U.S. federal income tax rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a domestic stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the domestic stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a domestic stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Company-Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Under amendments made by the Tax Cuts and Jobs Act to Section 172 of the of the Code, a REIT’s deduction for any NOL carryforwards arising from losses it sustains in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. The CARES Act temporarily repealed the annual limit of 80% on the amount of taxable income that such NOLs can offset for taxable years beginning before January 1, 2021.

Dispositions of the Company Stock. If a domestic stockholder sells or disposes of shares of our capital stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares of capital stock for tax purposes. This gain or loss will generally be long-term capital gain or loss if the stockholder has held the capital stock for more than one year at the time of such sale or disposition. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to preferential rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by domestic stockholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a domestic stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the domestic stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a domestic stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly.

Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Additional Medicare Tax on Unearned Income. Certain “high income” taxable domestic stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on their “net investment” income. The 20% deduction, as added by the Tax Cuts and Jobs Act, with respect to ordinary REIT dividends received by non-corporate taxpayers is likely not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. Investors are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, domestic stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is a beneficial owner of our capital stock that is neither a “domestic stockholder,” as defined above, nor an entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to certain non-U.S. holders, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and non-U.S. persons eligible for benefits under an applicable income tax treaty with the U.S. Such non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Ordinary Dividends. The portion of distributions received by a non-U.S. holder that is (1) payable out of our current and accumulated earnings and profits, (2) not attributable to gain from our sale or exchange of a U.S. real property interest (a “USRPI”), nor designated by us as a capital gain dividend and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by a tax treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. To claim any entitlement to a lower treaty rate, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will not be subject to withholding but will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax (or such lower rate as provided by an applicable tax treaty) in the case of a non-U.S. holder that is a corporation. To claim the exemption from withholding under the effectively connected income exemption, a non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the distribution is income effectively connected with the non-U.S. holder’s trade or business within the U.S.

Non-Dividend Distributions. Distributions that we make which are not dividends out of our earnings and profits generally will not be subject to U.S. federal income tax to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our capital stock, but will reduce the non-U.S. holder’s adjusted basis in such stock. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends as described above under “-Taxation of Foreign Stockholders-Ordinary Dividends.” A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed as gain from the sale or exchange of such stock, the tax treatment of which is described below under “-Taxation of Foreign Stockholders-Dispositions of the Company Stock.”.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. holders, without regard to whether we designate the distribution as a capital gain dividend. See above under “-Taxation of Foreign Stockholders-Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% (or 20% to the extent provided in applicable Treasury regulations) of any distribution to non-U.S. holders attributable to gain from dispositions by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to gain from a disposition of a USRPI if we held an interest in the underlying asset solely as a creditor.

Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those attributable to dispositions of USRPIs, generally are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.), in which case the non-U.S. holder would be subject to the same treatment as a domestic stockholder with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, or (2) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Any distribution that would otherwise have been subject to FIRPTA will not be so treated, and generally will not be treated as income that is effectively connected with a U.S. trade or business, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. such as the NYSE, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date of the distribution. We anticipate that our common stock will be “regularly traded” on an established securities market.

Dispositions of the Company Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. federal income taxation. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT if less than 50% of its value is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and expect that we will continue to be, a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. Effective December 18, 2015, in determining whether a REIT is domestically controlled, the REIT may presume that holders of less than 5% of a class of stock regularly traded on an established securities market in the United States are U.S. persons throughout the testing period, except to the extent that the REIT has actual knowledge to the contrary. In addition, any stock in the REIT held by another REIT that is publicly traded will be treated as held by a non-U.S. person unless the other REIT is domestically controlled, in which case the stock will be treated as held by a U.S. person. Finally, any stock in a REIT held by another REIT that is not publicly traded will be treated as held by a U.S. person to the extent that U.S. persons hold the other REIT’s stock. However, because our stock is (and, we expect, will continue to be) publicly traded, no assurance can be given that we are or will continue to be a domestically-controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common stock throughout the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. We expect that our common stock will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treat), as adjusted for certain items, or (2) if the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

The U.S. federal taxation of non-U.S. holders is a highly complex matter that may be affected by many other considerations. Accordingly, non-U.S. holders should consult their tax advisors regarding the income and withholding tax considerations with respect to owning Company stock.

Qualified Shareholders.

Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

In addition, a sale of our stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, such sales of our stock may be subject to FIRPTA withholding with respect to certain investors that are investors of a “qualified shareholder” (i.e., non-U.S. persons who (i) hold interests in the “qualified shareholder” (other than interests solely as a creditor), and (ii) hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) hold interests in the “qualified shareholder”.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Non-U.S. holders should consult their tax advisor on the application of these rules.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by one or more “qualified foreign pension funds”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our stock by a “qualified foreign pension fund” (or an entity all of the interests of which are held by one or more “qualified foreign pension funds”) that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Non-U.S. holders should consult their tax advisor on the application of these rules.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from federal income taxation under sections 501(c)(7), (c)(9), or (c)(17) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning Company stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Information Reporting Requirements and Withholding

Generally

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding (currently at a rate of 24%) with respect to distributions unless the holder: (i) is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A domestic stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other Form W-8, if applicable), or if certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock or gross proceeds from the sale or other disposition of our capital stock, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United

States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock.

Proposed Legislation or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our holders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our stock.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to Treasury regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the name or names of any underwriters or agents;

•	the public offering price or purchase price of the securities and the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The distribution of the offered securities may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealer underwriters, dealers, agents or remarketing firms may be changed from time to time.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are each currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus has been passed upon for us by DLA Piper LLP (US). In addition, certain U.S. federal income tax matters have been passed upon for us DLA Piper LLP (US).

EXPERTS

The consolidated financial statements of STORE Capital Corporation appearing in STORE Capital Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including schedules appearing therein), and the effectiveness of STORE Capital Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information filed separately with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We are incorporating by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021;

•

our Current Reports on Form 8-K filed with the SEC on , September 10, 2020, September  11, 2020, and January  11, 2021 (excluding Item 7.01 and Exhibit 99.1), and January 21, 2021 (excluding Item 7.01 and Exhibit 99.1);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2020; and

•

the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on November 12, 2014, including any amendments or reports filed with the SEC for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference). You should direct requests for those documents to:

STORE Capital Corporation

Attention: Investor Relations

8377 E. Hartford Dr., Suite 100

Scottsdale, Arizona 85255

(480) 256-1100

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.storecapital.com. However, the information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing we submit to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement and any prospectus supplement, does not contain all of the information in the registration statement and the exhibits to the registration statement. For further information with respect to us, the selling stockholder and the securities offered by this prospectus, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus about the contents of any contract or any other document may not necessarily be complete, and, in each instance, we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

We are subject to the information reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a site on the internet at www.sec.gov that contains reports, proxy statements and other information that we file electronically with the SEC. Our SEC filings are also available on our website at www.storecapital.com. However, the information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing we submit to the SEC.

Up to $900,000,000

Common Stock

PROSPECTUS SUPPLEMENT

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Wells Fargo Securities

February 26, 2021